EXHIBIT 1

AGREEMENT REGARDING JOINT FILING OF SCHEDULE 13G

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Unum Therapeutics Inc.

Date: February 12, 2019

NEW LEAF VENTURES II, L.P.

By:	NEW LEAF VENTURE ASSOCIATES II, L.P.
Its General Partner

	By:	NEW LEAF VENTURE MANAGEMENT II, L.L.C.
Its General Partner

		By:	/s/ Craig L. Slutzkin
Craig L. Slutzkin
Chief Financial Officer

NEW LEAF VENTURE ASSOCIATES II, L.P.

By:	NEW LEAF VENTURE MANAGEMENT II, L.L.C.
Its General Partner

	By:	/s/ Craig L. Slutzkin
Craig L. Slutzkin
Chief Financial Officer

NEW LEAF VENTURE MANAGEMENT II, L.L.C.

By:	/s/ Craig L. Slutzkin
Craig L. Slutzkin
Chief Financial Officer

*
Vijay K. Lathi

*
Ronald M. Hunt

*
Liam T. Ratcliffe

NEW LEAF BIOPHARMA OPPORTUNITIES I, L.P.

By:	NEW LEAF BPO ASSOCIATES I, L.P.
Its General Partner

	By:	NEW LEAF VENTURE MANAGEMENT III, L.L.C.
Its General Partner

		By:	/s/ Craig L. Slutzkin
Craig L. Slutzkin
Chief Financial Officer

NEW LEAF BPO ASSOCIATES I, L.P.

By:	NEW LEAF VENTURE MANAGEMENT III, L.L.C.
Its General Partner

	By:	/s/ Craig L. Slutzkin
Craig L. Slutzkin
Chief Financial Officer

/s/ Craig L. Slutzkin
* Craig L. Slutzkin
As attorney-in-fact

*

This Schedule 13G was executed by Craig L. Slutzkin on behalf of the individuals listed above pursuant to Powers of Attorney. Note that copies of the applicable Powers of Attorney are already on file with the appropriate agencies.